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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-2610) and related Prospectus of Casino America, Inc. for the registration of 4,296,085 shares of common stock issuable upon exercise of rights and to the incorporation by reference therein of our report dated June 13, 1995, except for the last paragraph of Note 9 as to which the date is June 29, 1995, with respect to the consolidated financial statements of Casino America, Inc. and our report dated May 26, 1995, except for Note 2 as to which the date is June 9, 1995, with respect to the financial statements of Louisiana Riverboat Gaming Partnership, both of which were included in Casino America, Inc.'s Annual Report on Form 10-K for the year ended April 30, 1995, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Chicago, Illinois

June 27, 1996